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                                                                   EXHIBIT 10.10

                        MANAGER NON-COMPETITION AGREEMENT

      THIS MANAGER NON-COMPETITION AGREEMENT (this "Agreement"), dated as of November 29, 2004, is entered into by and among Focus Media Holding Limited, an international business company organized and existing under the laws of the British Virgin Islands (the "COMPANY"), and Jiang Nanchun [CHINESE CHARACTERS], of 28th Floor, Zhao Feng World Trade Building, No. 369 Jiangsu Road, Shanghai, China.

                                    RECITALS

      WHEREAS the Company and its subsidiaries operate a leading advertising company (the "BUSINESS");

      WHEREAS the Company and Mr. Jiang seek to induce certain investors (collectively, the "INVESTORS") to invest in the Company pursuant to that certain Share Purchase Agreement, dated as of November 9, 2004 (the "SHARE PURCHASE AGREEMENT");

      WHEREAS the Investors seek certain assurances from Mr. Jiang as a precondition to their investment in the Company, and Mr. Jiang is willing to give such assurances;

      WHEREAS it is a condition precedent under the Share Purchase Agreement that the Company and Mr. Jiang enter into this Agreement;

      WHEREAS the parties hereto wish to memorialize herein their understanding with respect to such assurances.

                                   WITNESSETH

      In consideration of the premises set forth above and the mutual promises and agreements contained herein, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1. INTERPRETATION

      1.1 Definitions. The following terms shall have the meanings ascribed to them below:

            "AFFILIATE" means, with respect to any given Person, a Person that Controls, is Controlled by, or is under common Control with the given Person.

            "APPLICABLE LAW" means, with respect to any Person, any and all provisions of any constitution, treaty, statute, law, regulation, ordinance, code, rule, judgment, rule of common law, order, decree, award, injunction, governmental approval, concession, grant, franchise, license, agreement, directive, requirement, or other governmental restriction or any similar form of decision of, or determination by, or any interpretation or administration of any of the foregoing by, any Government Entity, whether in effect as of the date hereof or thereafter and in each case as amended, applicable to such Person or its subsidiaries or their respective assets.

            "BOARD" means the Board of Directors of the Company.

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            "BUSINESS" means the business of any of the Company and/or the Group
      Companies as conducted from time to time during the Term of Employment.

            "CONFIDENTIAL INFORMATION" means information about the Company, its subsidiaries and Affiliates, and their respective clients and customers that is not available to the general public and that was developed or learned by Mr. Jiang in the course of his employment by, or during his service on the board of directors of the Company or any Group Company, including, but not limited to, the following information: (i) trade secrets, Innovations, patents, copyright, proprietary information, mask works, ideas, processes, formulas, source and object codes, equipment, algorithms, data, programs, other works of authorship, know-how, improvements, discoveries, developments, designs and techniques, whether patentable or unpatentable, related to past, current, future and proposed products and services of the Company or any Group Company; (ii) information regarding plans for research, experimental work, designs, details and specifications, engineering, development, new products, procurement requirements, purchasing, creating, merchandising, marketing and selling business plans, budgets and unpublished financial statements, financial projections, licenses, prices and costs, suppliers, joint ventures, licensors, licensees, distributors, customers and other persons with whom the Company or any Group Company does business; and (iii) information regarding the skills and compensation of other employees of the Company or any Group Company.

            "CONTROL" means, when used with respect to any Person, the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "Controlling" and "Controlled" have meanings correlative to the foregoing.

            "GROUP COMPANY" means any Person that is not a natural person and that is Controlled by the Company.

            "INNOVATION" shall mean, with respect to Mr. Jiang, any idea or information made or conceived or reduced to practice, in whole or in part, by Mr. Jiang, including, but not limited to, all processes, machines, methods, improvements (whether or not protectable under patent laws), works of authorship, information fixed in any tangible medium of expression (whether or not protectable under copyright laws), moral rights, mask works, trademarks, trade names, trade dress, trade secrets, know-how, ideas (whether or not protectable under trade secret laws), and all other subject matter protectable under patent, copyright, moral right, mask work, trademark, trade secret or other laws, and including without limitation all new or useful art, combinations, discoveries, processes, algorithms, programs, formulae, techniques, technical developments, software (both object code and source code), and designs.

            "PRC" means the People's Republic of China, solely for purposes of this Agreement, excluding the Hong Kong Special Administrative Region, the Macau Special Administrative Region and the islands of Taiwan.

            "TERM OF EMPLOYMENT" means such period as Mr. Jiang is employed by, or serves on the board of directors of, any of the Company or the Group Companies.

            "TERRITORY" means the PRC, the Hong Kong Special Administrative Region, the Macau Special Administrative Region, Singapore and the islands of Taiwan.

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      1.2 Interpretation. For all purposes of this Agreement, except as otherwise expressly provided, (i) the terms defined in this Section 1 shall have the meanings assigned to them in this Section 1 and include the plural as well as the singular, (ii) all references in this Agreement to designated "Sections" and other subdivisions are to the designated Sections and other subdivisions of the body of this Agreement, (iii) pronouns of either gender or neuter shall include, as appropriate, the other pronoun forms, and (iv) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Section or other subdivision.

SECTION 2 CONFIDENTIAL INFORMATION AND NON-COMPETITION.

      2.1 No Other Employment. During the Term of Employment, Mr. Jiang shall devote all his business time and best efforts to the furtherance of the Company's business.

      2.2 Confidential Information. Mr. Jiang hereby agrees that he shall not disclose to others or use, whether directly or indirectly, any Confidential Information regarding the Company or any Group Company. Mr. Jiang acknowledges that such Confidential Information is specialized, unique in nature and of great value to the Company and the Group Companies, and that such information gives the Company and the Group Companies a competitive advantage.

      2.3 Non-competition. Mr. Jiang and the Company agree that any service rendered by Mr. Jiang is unique and irreplaceable. Accordingly, Mr. Jiang hereby agrees that, during the Term of Employment and for a period of two (2) years thereafter, within the Territory, he shall not:

            (a) engage or participate in, directly or indirectly (whether as an officer, director, employee, partner, consultant, holder of an equity or debt investment, lender or in any other manner or capacity), or lend his name (or any part, variant or formative thereof) to any business which is, or as a result of Mr. Jiang's engagement or participation would become, competitive with the Business or is similar to the Business;


            (b) deal, directly or indirectly, in a competitive manner with any customers doing business with the Company or any Group Company (except as required by the duties and obligations of Mr. Jiang under any employment agreement with the Company or any Group Company);


            (c) solicit any officer, director, employee or agent of the Company or any Group Company to become an officer, director, employee or agent of anyone other than the Company or any Group Company; or


            (d) engage in or participate in, directly or indirectly, any business conducted under any name that shall be the same as or similar to the name of the Company or any Group Company or to any trade name used by the Company or any Group Company where such business is (i) directly or indirectly competitive with the Business or (ii) engaged in any related activity where the use of such name is reasonably likely to result in confusion.

If, at any time of enforcement of this Section 2.3 of this Agreement, a court or an arbitrator holds that the restrictions stated herein are unreasonable under circumstances then existing, the parties hereto agree that the maximum period, scope or geographical area reasonable under such circumstances shall be substituted for the stated period, scope or area and that the

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court or the arbitrator shall be allowed to revise the restrictions contained herein to cover the maximum period, scope and area permitted by law.

      2.4 Compensation for Undertakings. Mr. Jiang hereby acknowledges that the salary provided for in his employment agreement with the Company, dated as of April 28, 2004 (the "Employment Agreement"), constitutes sufficient consideration for the undertakings given in this Section 2. Notwithstanding the previous sentence, Mr. Jiang hereby agrees that if a court of competent jurisdiction or a duly seated arbitral tribunal determines that additional consideration would be required for the effectiveness and enforceability of such undertakings, then the Company shall have the option, in its sole discretion, of paying such additional consideration within a reasonable time after such court determination.

SECTION 3 CORPORATE OPPORTUNITY

            During the Term of Employment, and without limiting the effect of
Section 2, Mr. Jiang shall not accept or invest, whether directly or indirectly, in any opportunity (a "CORPORATE OPPORTUNITY") which (i) is in the line of the Business of the Company or any Group Company, (ii) arises or becomes known to Mr. Jiang as a result of Mr. Jiang's employment by, or service on the board of, the Company or any Group Company or (iii) involves any of the assets of the Company or any Group Company, unless, in any such case, both (a) Mr. Jiang has first presented the Corporate Opportunity to the Board, together with such materials as may be reasonably necessary for the Board to render an informed decision as to whether the Company or any Group Company should accept or invest in such Corporate Opportunity, and (b) the Board does not decide to pursue such Corporate Opportunity at its next meeting held no less than thirty (30) days following delivery of all the materials described in clause (a). In any vote by the Board as to whether the Company should accept or invest in a Corporate Opportunity, Mr. Jiang (to the extent he continues to serve on the Board) shall recuse himself from such vote.

SECTION 4 REMEDIES

            Mr. Jiang acknowledges that irreparable damage would result to the Company if the provisions of Section 2 and Section 3 were not specifically enforced, and agrees that the Company shall be entitled to enforce this Agreement by injunction, specific performance or any other appropriate equitable relief, without bond and without prejudice to any other rights and remedies that the Company may have for a breach of this Agreement.

SECTION 5 MISCELLANEOUS

      5.1 Representations and Warranties.

            (a) Mr. Jiang represents and warrants to the Company that Mr. Jiang has the authorization, power and right to deliver, execute and fully perform his obligations under this Agreement in accordance with its terms. Mr. Jiang further represents and warrants that this Agreement does not require any authorization, consent, approval, exemption or other action by any other party and does not conflict with or result in the breach of the terms, conditions or provisions of, constitute a default under, or result in a violation of any agreement, instrument, order, judgment or decree to which Mr. Jiang is subject. Mr. Jiang will, to the fullest extent permitted by Applicable Law, indemnify and hold the Company

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harmless for any breach of the representations set forth in this paragraph (a).

            (b) The Company represents and warrants to Mr. Jiang that it has the authorization, power and right to deliver, execute and fully perform its obligations under this Agreement in accordance with the terms hereof. The Company further represents and warrants that this Agreement does not require any authorization, consent, approval, exemption or other action by any other party and does not conflict with or result in the breach of the terms, conditions or provisions of, constitute a default under, or result in a violation of any agreement, instrument, order, judgment or decree to which the Company is subject. The Company will, to the fullest extent permitted by Applicable Law, indemnify Mr. Jiang and hold Mr. Jiang harmless for any breach of its representations set forth in this paragraph (b).

      5.2 Severability. If one or more provisions of this Agreement are held to be unenforceable under Applicable Law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

      5.3 Governing Law. This Agreement shall be construed and interpreted, and the rights of the parties determined, in accordance with the laws of the State of New York, without giving effect to principles of conflicts of laws thereunder.

      5.4 Notices. Any notice required or permitted by any provision of this Agreement shall be given in writing and shall be delivered personally or by courier, or by registered or certified mail, postage prepaid, and addressed: (i) in case of Mr. Jiang and the Company, to their respective addresses as set forth on the signature page hereof or at such other addresses as such parties may designate by ten (10) day's advance written notice to the other parties hereto, and (ii) in the case of any permitted transferee of a party to this Agreement or its transferee, to such transferee at its address as designated in writing by such transferee to the Company from time to time. Notices shall be deemed effectively given upon personal delivery to the party to be notified. Notices that are mailed shall be deemed received on the tenth (10th) day after the date mailed. Notices sent by courier or overnight delivery shall be deemed received 2 days after they have been so sent.

      5.5 Assignment. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties, their successors and permitted assigns and their legal representatives. None of the parties hereto shall assign any of its rights or obligations hereunder without the mutual written consent of the other parties hereto.

      5.6 Headings. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

      5.7 Entire Agreement; Amendments and Waivers. This Agreement constitutes the full and entire understanding and agreement among the parties with regard to the subject matter hereof and supersedes any prior written or oral understanding or agreements with respect thereto, including, without limitation, the provisions of the Employment Agreement imposing non-compete obligation on Mr. Jiang. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of each party hereto. Failure to insist upon strict compliance with any of the terms, covenants, or conditions hereof shall not be deemed a waiver of such term, covenant, or

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condition, nor shall any waiver or relinquishment of, or failure to insist upon strict compliance with, any right or power hereunder at any one or more times be deemed a waiver or relinquishment of such right or power at any other time or times.

      5.8 Consultation with Counsel. Mr. Jiang acknowledges (i) that he has consulted with or has had the opportunity to consult with independent counsel of his own choice concerning this Agreement and has been advised to do so by the Company, and (ii) that he has read and understands the Agreement, is fully aware of its legal effect, and has entered into it freely based on his own judgment.

      5.9 Conflict. If one or more provisions of this Agreement are found to conflict with any provision in a separate employment contract or any other document entered into between the Company and Mr. Jiang or his Affiliate, the provision or provisions of this Agreement shall supercede any such prior provision to the contrary.

      5.10 Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

      5.11 Further Assurances. The parties hereto agree to execute such further instruments and to take such further action as may be reasonably necessary to carry out the intent of this Agreement.

      5.12 Dispute Resolution.

            (a) Any dispute, controversy or claim arising out of or relating to this Agreement, or the interpretation, breach, termination or validity hereof, shall be resolved through consultation. Such consultation shall begin immediately after one party hereto has delivered to the other party hereto a written request for such consultation. If within thirty (30) days following the date on which such notice is given the dispute cannot be resolved, the dispute shall be submitted to arbitration upon the request of either party with notice to the other.

            (b) The arbitration shall be conducted in Hong Kong under the auspices of the Hong Kong International Arbitration Centre (the "CENTRE"). There shall be three arbitrators. Each party hereto shall each select one arbitrator within thirty (30) days after giving or receiving the demand for arbitration. Such arbitrators shall be freely selected, and the parties shall not be limited in their selection to any prescribed list. The Chairman of the Centre shall select the third arbitrator, who shall be qualified to practice law in New York. If either party does not appoint an arbitrator who has consented to participate within thirty (30) days after selection of the first arbitrator, the relevant appointment shall be made by the Chairman of the Centre.

            (c) The arbitration proceedings shall be conducted in English. The arbitration tribunal shall apply the Arbitration Rules of the United Nations Commission on International Trade Law, as in effect at the time of the arbitration. However, if such rules are in conflict with the provisions of this
Section 5.12, including the provisions concerning the appointment of arbitrators, the provisions of this Section 5.12 shall prevail.

            (d) The arbitrators shall decide any dispute submitted by the parties to the arbitration strictly in accordance with the substantive law of New York and shall not apply

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any other substantive law.

            (e) Each party hereto shall cooperate with the other in making full disclosure of and providing complete access to all information and documents requested by the other in connection with such arbitration proceedings, subject only to any confidentiality obligations binding on such party.

            (f) The award of the arbitration tribunal shall be final and binding upon the disputing parties, and either party may apply to a court of competent jurisdiction for enforcement of such award.

            (g) Either party shall be entitled to seek preliminary injunctive relief, if possible, from any court of competent jurisdiction pending the constitution of the arbitral tribunal.

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            IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                                  FOCUS MEDIA HOLDING LIMITED

                                  By: /s/ Jiang Nanchun
                                      ------------------------------------------
                                      Name: Jiang Nanchun [CHINESE CHARACTERS]
                                      Capacity: CEO

                                  Address for notice:

                                  28th Floor, Zhao Feng World Trade Building,
                                  No. 369 Jiangsu Road,
                                  Shanghai, China
                                  Attn: Jiang Nanchun [CHINESE CHARACTERS]
                                  Tel: 86-21-32124661
                                  Fax: 86-21-52400228

                                  Founder

                                  By: /s/ Jiang Nanchun
                                      ------------------------------------------
                                      Name: Jiang Nanchun [CHINESE CHARACTERS]
                                      Capacity: CEO

                                  Address for notice:
                                  28th Floor, Zhao Feng World Trade Building,
                                  No. 369 Jiangsu Road,
                                  Shanghai, China
                                  Attn: Jiang Nanchun [CHINESE CHARACTERS]
                                  Tel: 86-21-32124661
                                  Fax: 86-21-52400228

                                                   Manager Non-compete Agreement

                                      S-1